Exhibit 99

FOR IMMEDIATE RELEASE

Contact:	Kevin McGrath Cameron Associates, Inc. 212.245.4577 Kevin@cameronassoc.com

DARA BioSciences Signs Definitive Agreement To Raise Approximately $750,000 In Registered Direct Offering

Raleigh, NC, October 13, 2009 – DARA BioSciences, Inc. (NASDAQ: DARA), a development-stage biopharmaceutical company, today announced that it has entered into a definitive agreement with institutional investors to sell 1,400,037 units, with each unit consisting of one share of the Company’s common stock and 0.50 warrants to purchase one share of common stock, for gross proceeds of approximately $750,000, before deducting placement agent fees and estimated offering expenses, in a “registered direct” offering. The investors have agreed to purchase the units at a purchase price of $0.5357 per unit. The warrants, which represent the right to acquire 700,019 common shares, will be immediately exercisable and remain exercisable until the 5-year anniversary of the closing of the transaction at an exercise price of $0.4732 per share, which was the closing bid price of the Company’s common shares on the NASDAQ Capital Market on October 12, 2009. Moody Capital Solutions, Inc., acted as placement agent for the offering.

The transaction is expected to close on or about October 14, 2009, subject to satisfaction of customary closing conditions.

The securities described above are being offered by DARA BioSciences, Inc. pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities may be offered only by means of a prospectus. Copies of the final prospectus supplement and accompanying base prospectus relating to this offering may be obtained at the Securities and Exchange Commission’s website at http://www.sec.gov.

About DARA BioSciences, Inc.

DARA BioSciences, Inc. is a Raleigh, North Carolina based development-stage biopharmaceutical company that acquires promising therapeutic small molecules and develops them through proof of concept in humans for subsequent sale or out-licensing to larger pharmaceutical companies. Presently DARA has two drug candidates with cleared IND’s (Investigational New Drug) Applications from the US FDA. One of these drug candidates KRN5500 has successfully completed a Phase 2a clinical trial treating cancer patients for neuropathic pain. It has a portfolio of drug candidates for neuropathic pain, type 2 diabetes, and psoriasis. For more information please contact the Company at 919-872-5578 or visit our web site at http://www.darabio.com.

All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are subject to factors that could cause actual results to differ materially for DARA from those projected. Those factors include risks and uncertainties, in addition to the risks that the offering described in this release will not close when anticipated or at all, relating to DARA’s current cash position and its need to raise additional capital in the near term in order to be able to continue to fund its operations, risks and uncertainties relating to the potential delisting of DARA’s common stock from the NASDAQ Capital Market, risks and uncertainties relating to DARA’s ability to develop and bring new products to market as anticipated, the current regulatory environment in which the company develops and sells its products, the market acceptance of those products, dependence on partners, successful performance under collaborative and other commercial agreements, competition, the strength of DARA’s intellectual property, the intellectual property of others, and other risk factors identified in the documents DARA has filed, or will file, with the Securities and Exchange Commission (“SEC”). Copies of DARA’s filings with the SEC may be obtained from the SEC Internet site at http://www.sec.gov. DARA expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward -looking statements contained herein to reflect any change in DARA’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based. DARA BioSciences and the DARA logo are trademarks of DARA BioSciences, Inc.

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